UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

MUSCATO GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Maitland Center Parkway, Suite 240
Maitland, Florida 32751
       (Address of principal executive offices)

(407) 551-1300
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2010, M2 ReInc II, LLC, a Florida limited liability company and our wholly owned subsidiary, (“ReInc”) entered into an asset purchase agreement (the “Agreement”) with M2 Global, an Antigua Corporation.

Pursuant to the Agreement, ReInc purchased from M2 Global all of its rights, title, and interest in all internet electronic addresses, uniform resource locators and alphanumeric designations owned, and the following names and domain names: M2 Europe, M2 Europe Ltd., M2 Financial, M2 Financial Ltd., M2 ReInc, M2 ReInc, LLC, M2 International, M2 International Ltd., iKobo, ikobo.com, iikobo.com, iikobo.org, ikobo.net, ikobocustomercare.com, ikobocustomercare.org, ikobocustomercare.net, ikobogifts.com, ikobogifts.net, ikoboinc.com, ikoboo.com, ikoboo.net, ikoboo.org, ikobosupport.com, ikobosupport.net,  and ikobosupport.org.

In addition, pursuant to the Agreement the seller shall not claim any rights associated with the following domain names: m2-financial.com, m2-international.com, and m2-reinc.com.

In connection with the Agreement, ReInc acquired all the hardware assets that were originally acquired from Symmetrex, Inc., via a Bill of Sale dated March 10, 2009, and any claim to the patent pending or application for Dynamic Card Validation Value (also known as SAFE) and associated trademarks.

Lastly, ReInc acquired all the stock that M2 Global owned in the following entities: (i) 57,560,000 shares of M2 Europe Ltd., at a purchase price of $25.00 per share; (ii) 1,000 shares of M2 Financial Ltd., at a purchase price of $25.00 per share; (iii) 100 shares of M2 ReInc LLC at a purchase price of $25.00 per share; and (iv) 1000 shares of M2 International Ltd., at a purchase price of $25.00 per share.  As a result of these acquisitions, these four entities became wholly-owned subsidiaries of ReInc.

A copy of the Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference. All references to the Agreement in this Current Report are qualified, in their entirety, by the text of such exhibits.

Item 8.01 Other Events

On May 21, 2010 M2 ReInc II, LLC was incorporated in the State of Florida.  Upon incorporation, it became a wholly owned subsidiary of Muscato Group, Inc., a Florida corporation.  A copy of the Articles of Organization for M2 ReInc II, LLC is attached hereto as Exhibit 3.1.

As a result of the incorporation of M2 ReInc II, LLC and the acquisition by M2 ReInc II, LLC of the four entities listed in Item 1.01 above, the following is our current corporate charts:

On June [ ], 2010, we issued a press release announcing the incorporation of M2 ReInc II, LLC and the Asset Purchase Agreement with M2 Global and the acquisition of the four subsidiaries.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Articles of Organization for M2 ReInc II, LLC

10.1	Asset Purchase Agreement, by and between M2 ReInc II, LLC, and M2 Global, dated May 28, 2010.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCATO GROUP, INC.

June 9, 2010                                                                                 By:_/s/ Michael A. Muscato
Name: Michael A. Muscato
Title: Chairman of the Board of Directors